Exhibit 99.1

FOR IMMEDIATE RELEASE January 9, 2013	Contacts:
Media:
Kathy A. Schoettlin – (812) 465-7269
Executive Vice President – Communications

Financial Community:
Lynell J. Walton – (812) 464-1366
Senior Vice President – Investor Relations

Old National Bank to Acquire Branches in

Northern Indiana and Southwestern Michigan

Expands Footprint in Northern Indiana and Enters State of Michigan

•	Acquisition includes 24 banking centers in Northern Indiana and Southwest Michigan and nearly $780 million in deposits

•	The transaction is expected to close 3rd quarter 2013

EVANSVILLE, Ind. (January 9, 2013)—Old National Bancorp (NYSE: ONB) announced today that its bank subsidiary, Old National Bank, entered into a purchase and assumption agreement to acquire 24 retail bank branches of Bank of America. The branches are located in the Northern Indiana cities of South Bend and Elkhart, and the Southwest Michigan cities of Adrian, Battle Creek, Benton Harbor, Blissfield, Brooklyn, Constantine, Jackson, Kalamazoo, Niles, Paw Paw, Portage, and St. Joseph.

Deposit and loan balances to be included in the transaction were $778.8 million and $7.7 million, respectively, as of August 2012. This transaction is subject to regulatory approval from the Office of the Comptroller of the Currency (OCC) and the satisfaction of customary closing conditions.

With $9.4 billion in assets, Old National is the largest financial services holding company headquartered in Indiana. This acquisition will position Old National with more than 200 banking centers and enables the company to expand its branch network in Northern Indiana and into the communities of Southwest Michigan. Old National does not anticipate any job losses as a result of this transaction.

Growing in the Northern Indiana region and entering the state of Michigan have long been a focus of Old National. The company first joined the area in 2007 with the acquisition of St. Joseph Capital Corporation in Mishawaka. The bank then opened two new locations; one in Granger, Ind. in 2009; and another in South Bend’s Eddy Street Commons in 2010. This transaction doubles the number of branches in Northern Ind. and gives current clients of Old National’s South Bend and Elkhart locations the benefit of an expanded footprint. This partnership marks the company’s first entry point into the state of Michigan.

“This acquisition allows us to accelerate our growth market expansion strategy and strengthens our commitment to our current clients in the Michiana area by providing an enhanced network of banking centers and continued unparalleled client care,” commented Old National Bancorp’s President and CEO Bob Jones. “It also allows us to fulfill our previously stated desire to expand our franchise into Southwest Michigan communities.”

“We look forward to welcoming these clients to Old National and providing them with the same professional and convenient service they are accustomed to receiving,” Jones added. “As Old National clients, they will experience a 178-year legacy built upon the principles of personal service and stable, secure, community-focused banking designed to help them achieve their financial goals.”

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Both banks will be working closely together to ensure a seamless transition for the clients’ accounts and associates transferring to Old National. Clients of the banking centers included in this transaction will not experience any changes to their accounts or banking routines at this time.

Old National’s legal advisor was Krieg DeVault LLP.

About Old National

Old National Bancorp (NYSE: ONB) is the largest financial services holding company headquartered in Indiana and, with $9.4 billion in assets, ranks among the top 100 banking companies in the U.S. Since its founding in Evansville in 1834, Old National has focused on community banking by building long-term, highly valued partnerships with clients in its primary footprint of Indiana, Illinois and Kentucky. In addition to providing extensive services in retail and commercial banking, wealth management, investments and brokerage, Old National also owns Old National Insurance, one of the 100 largest brokers in the U.S. For more information and financial data, please visit Investor Relations at oldnational.com.

Conference Call

Old National will hold a conference call at 1:00 p.m. Central on Wednesday, January 9, 2013, to discuss this transaction. The live audio web cast of the call, along with the corresponding presentation slides, will be available on the Company’s Investor Relations web page at oldnational.com and will be archived there for 12 months. A replay of the call will also be available from 4:00 p.m. Central on January 9 through January 23. To access the replay, dial 1-855-859-2056, conference code 86392831.

Forward-Looking Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of Old National’s financial condition, results of operations, asset and credit quality trends and profitability and statements about the expected timing, completion, financial benefits and other effects of the proposed branch purchase transaction. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: expected cost savings, synergies and other financial benefits from the proposed branch transaction not being realized within the expected time frames and costs or difficulties relating to integration matters might be greater than expected; the requisite regulatory approvals for the proposed branch transaction might not be obtained; market, economic, operational, liquidity, credit and interest rate risks associated with Old National’s business, competition, government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations), ability of Old National to execute its business plan (including the proposed branch transaction) and satisfy the items addressed in Old National’s Consent Order with the Office of the Comptroller of the Currency, changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits, failure or circumvention of Old National’s internal controls, failure or disruption of our information systems, failure to adhere to or significant changes in accounting, tax or regulatory practices or requirements, new legal obligations or liabilities or unfavorable resolutions of litigations, other matters discussed in this presentation and other factors identified in the Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this press release, and Old National undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

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Branch locations included in this acquisition:

Indiana

•	Elkhart - 320 N Main St

•	South Bend - 1404 E Ireland Rd

•	South Bend - 130 S Main St

•	South Bend - 17330 State Rd 23

Michigan

•	Adrian - 1380 S Main St

•	Battle Creek - 6030 B Dr N

•	Battle Creek - 25 Capital Ave SW

•	Battle Creek - 140 Columbia Ave W

•	Benton Harbor - 1803 M-139 S

•	Blissfield - 520 W Adrian St

•	Brooklyn - 131 S Main St

•	Constantine - 1055 S Washington St

•	Jackson - 215 S Jackson St

•	Jackson - 1650 W Michigan Ave

•	Kalamazoo - 220 N Drake Rd

•	Kalamazoo - 5810 Gull Rd

•	Kalamazoo - 318 W Michigan

•	Kalamazoo - 3201 Portgage Rd

•	Kalamazoo - 6338 Stadium Dr

•	Niles - 1903 S 11th St

•	Paw Paw - 118 N Kalamazoo St

•	Portage - 4431 W Centre Ave

•	Portage - 6660 S Westnedge Ave

•	Saint Joseph - 3125 Cleveland

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